EXHIBIT 10.1

FINANCIAL LEASE AGREEMENT

Contract Number           : 311.61399787

Relation Number            : 311-

Intermediary                   : Coöperatieve Rabobank Zwolle U.A.

Code                              : 3773

CRAB nr.                       : 37730298519

THE UNDERSIGNED:

I.       TP&T (TOR Processing & Trade) B.V.

          Burg Moslaan 13

          8051 CP  Hattem, The Netherlands

          Chambre of Commerce number: 05068384H

          hereinafter called: Client

II.      De Lage Landen Financial Services B.V.

          Vestdijk 51,

          5611 CA  Eindhoven, The Netherlands

          Chambre of Commerce number: 17055191

          hereinafter called: DLL

WHEREAS:

A.      DLL shall provide a money loan to Client under a financial lease subject to the terms and conditions and provisions indicated below;

B.      Client is, or shall be, the owner of the property or properties as described in section 3, if and when this (these) property (properties) shall have been delivered to Client and the purchase price has been paid to the supplier, subject to any ownership retention on the part of the supplier;

C.            The provision of the money loan is subject to the condition, among others, that Client shall create a lien with the highest ranking of priority on behalf of DLL on the movable property or properties described under 3, hereinafter (jointly) called: "the Object".

DECLARE THAT THEY HAVE AGREED AS FOLLOWS:

1. a.   DLL acknowledges to provide a money loan to Client, who acknowledges to accept it under a financial lease and, after receiving from DLL, that he is indebted to DLL to the amount of EUR 315.000,00.

b.      Client accepts to exclusively divert the money loan to purchase and acquire full and unmortgaged ownership of the Object.

c.        The money loan has been entered into subject to the following terms and conditions:

·        The amount received as a loan, including interest, shall be repaid to DLL in 72 monthly installments of EUR 5.240,99, so that the total sum due to DLL shall amount to EUR 377.351,28.

·        The first installment shall fall due on 23-06-2005. The second and subsequent installments shall subsequently each be paid at monthly intervals.

·        The amount of the money loan shall be put at customer’s disposal by transferring to account 1046.65.262 of TP&T (TOR Processing & Trade) B.V. This transfer together with this financial lease agreement is full evidence of payment by DLL to Client.

·        Client authorizes DLL to directly debit the amounts of the monthly installments from account 1046.65.262 of TP&T (TOR Processing & Trade) B.V. Client is bound to have sufficient funds in this account.

d.        The money loan in question has been provided to Client for the purposes of the exercise of his profession or business, and Client acknowledges this by signing the present deed.

2. a.     As security for the payment of all amounts due, or that may at any time become due, by Client to DLL in respect of this financial lease agreement, as also as security for the payment of any debts due, or that may at any time become due, by Client to DLL in respect of any other existing or future lease agreements, financing agreements or on any other account, Client also declares, as pledgor, that by signing this deed he is pledging the Object in favour of DLL as pledgee, which pledge is accepted by DLL.

b.        In the event that Client has not yet acquired ownership of the Object, the lien in question shall be created subject to the suspensive condition that any ownership retention on the part of the supplier regarding the Object shall lapse, insofar as necessary in advance.

c.         Client declares that, with due observance of the provisions under 2.b., he is fully entitled to create a lien on the Object, and furthermore that the Object is not, and after Client has acquired ownership of it, shall not be encumbered with any other right of lien or other limited right than the right of lien of DLL referred to in this deed and the right of lien with a lower ranking of priority in favour of Bank referred to under 5.b.

3.         Description of the Object:
A horizontal Peeler centrifuge, brand: KFT, type: P 125 XXL Turbo, serialnumber: 5008, date of construction: 2005 as confirmed in the orderconfirmation nr. 051 00 04 date September 24, 2005 from Krettek Filtranstechnik Gmbh te Viersen, The Netherlands.

4.         Special conditions: None

5.    a.  By co-signing Coöperatieve Rabobank Zwolle U.A. established at Zwolle, hereinafter called “Bank”, declares to surrender its right of lien with respect to the Object, which surrender is accepted by Client, as pledgor.

b.      As security for the obligations to which the earlier lien of the bank applied, Client declares, insofar as necessary in advance, that he shall hereby create a right of lien on the Object on behalf of the bank with a ranking in priority below that of the right of lien of DLL referred to in this agreement, which pledge is accepted by Bank.

c.       Client declares that, with due observance of the provisions under 2.b., he is fully entitled to create a lien on the Object, and furthermore that the Object is not, and after Client has acquired ownership of it, shall not be encumbered with any other right of lien or other limited right than the right of lien of Bank referred to in this deed and the right of lien with a higher ranking of priority in favour of DLL referred to under 2.a.

7.         Furthermore, the attached General Terms and Conditions of Financial Lease shall apply to the money loan and the pledge referred to. Client acknowledge receipt of these General Terms and Conditions and to have taken note thereof.

Thus drawn up and signed at Eindhoven / Zwolle on 27th - September-2005

I.       Client:                                                                   II.      DLL:

TP&T (TOR Processing & Trade) B.V.             De Lage Landen
Director                                                                  Financial Services B.V

O. Karasch

Signature:                                                                Signature:

                             III.     Bank:

                                                                                      Coöperatieve Rabobank Zwolle U.A.

                                                                                      Name:

                                                                                      Function:

Signature:

GENERAL TERMS AND CONDITIONS OF FINANCIAL LEASE

Payments

1.          Early payment of one or more installments shall not release Client from the obligation to pay in installments and the payment shall be deducted from the last installment(s) without giving rise to any entitlement to any reduction or restitution.

2.          Client shall neither be entitled to any set-off nor to revoke his payment obligations on the grounds of any default caused by circumstances beyond his control. The accounts of DLL shall constitute full proof of the amounts owed by the         customer to DLL, subject to evidence to the contrary from Client. If payment is made by means of collection by standing order to the debit of a bank account, the      provisions and regulations laid down by the Bank Giro Centre and/or by the banks shall be applicable.

3.          Client shall pay DLL interest for late payment in the event of any amount being paid later than the due date, which interest shall be charged at 1.5% per month, for the purposes of which a part of a month shall be deemed to be a full month. In the event that DLL permits any postponement of a payment this shall always be done under reserve of all its rights.

The Object

4.          In the event that Client has not yet acquired ownership of the Object, he shall use the monies received under the financial lease in such a way as to acquire the ownership of it as soon as possible.

5.          In the event that the Object consists of several elements or parts, insofar as Client is the owner of such elements or parts at that time, DLL's right of lien on them shall exist at the time the‚ deed is registered, and insofar as Client is not the owner at that time, whenever Client acquires ownership of the Object.

6.          The Object shall in all respects be at the expense and risk of Client. DLL shall in no way be liable to provide any guarantee or indemnity or to pay compensation with respect to the Object.

7.          Delivery, construction, assembly, and use of the Object, and where applicable its removal by, or on behalf of, DLL shall be at Client's expense. If Client, for whatever reason, is prevented from using the Object, he shall remain obliged to pay the amounts owed by him to DLL promptly on the due date.

8.          Client must, at his own expense and risk, maintain the Object in working order and a good state of repair. Client shall be entitled to use the Object only in              accordance with its intended purpose.

9.          Client shall not make any significant alterations to the Object without prior written permission from DLL, which permission shall not be unreasonably withheld.

10.        Client must ensure that the Object does not lose its identity through accession, merger or conversion.

11.        Client shall be obliged, at his own expense, to insure the Object and keep it insured on the broadest possible policy conditions. Client must immediately report any damage to, theft of, or loss of the Object to DLL. On demand by DLL Client must provide it with a copy of the insurance policy as well as evidence that the premiums have been paid.

12.        Client shall not be permitted to alienate the Object, to establish a right of lien or any other limited right on the Object in favour of any party other than DLL, or to allow a third party to use the Object - under whatever title - without prior written permission from DLL.

13.        Without prejudice to the provisions of Article 12, in the event that Client alienates the Object and purchases a replacement Object, the replacement Object shall, in advance by means of this deed and on the same terms and conditions and provisions as apply to the pledging of the Object, be pledged in favour of DLL.

14.        Client shall immediately inform DLL in the event that any third party asserts a claim to the Object, or in the event that the Object is the subject of conservatory attachment or attachment under an execution.

15.        Client shall be obliged at all times to allow DLL access to the pledged Object.

Repayability

16.        In the event that Client is in default of any obligation as debtor or pledgor towards DLL, or in the event that the Object is the subject of conservatory attachment or attachment under an execution, or

*    the Object should be lost, whatever the cause, or should, in the opinion of an expert appointed by the insurer,

*    be damaged beyond repair, or

*    it is reasonable to assume that Client shall permanently leave the Netherlands within four months, or shall move his business abroad, or

*    Client applies for an official moratorium or a petition in bankruptcy is filed against him, or Client in any way loses free disposal of the whole or art of his assets, or

*    the Object or any other securities provided on behalf of DLL threatens to decrease significantly in value or has actually decreased significantly in value, or

*    in any other circumstances that in any way seriously interfere with, or endanger, DLL's possibilities of recovery, the full amount owed by Client to DLL on installments that have become due or that have not yet become due, plus interest, penalties and costs shall become payable immediately, and Client shall be bound to pay the full amount to DLL on demand. Client shall furthermore be liable to pay a penalty of 10% of the total amount of the installments that have become due and have not been paid and the installments not yet due.

Surrender

17.        If Client fails to fully meet his obligations towards DLL as debtor or pledgor, or gives DLL good grounds for believing that he shall fail to meet his obligations, DLL shall be entitled to demand that the Object be transferred into its own possession or that of a third party.

Summary execution

18.        When Client is in default of the obligations for which the Object has been pledged as security, DLL shall be entitled to sell the Object and to recover the amount due to it from the proceeds of the sale.

19.        The right of lien shall also serve as security for interest charged on the debts to DLL for which the right of lien was created as security, even in the event that this relates to interest over a period of more than three years.

20.        Client shall be in default towards DLL in the event that, and insofar as, he is in default of any of his obligations, for whatever reason, including default outside his own control, without any requirement of proof of default and regardless of whether it is possible to fulfil the obligations or not.

21.        DLL shall not be obliged to provide any notice or communication as referred to in Section 249 and Section 252 of Book 3 of the Civil Code.

Co-signatory, obligations, subordination and pledging

22.        In the event that one or more individuals or legal entities have committed themselves towards the DLL as Co-signatories, the following provisions shall furthermore apply to them:

*           the Co-signatory shall surrender all rights, privileges and defences accorded by law to joint and several co-debtors and shall on demand by the DLL pay all claims of the DLL by virtue of or connected with the Agreement against the Client, which has submitted to the provisions of the Agreement.

*           the Co-signatory shall hereby subordinate any present or future claims by reason of recourse and/or subrogation against all other jointly and severally liable co-debtors to all present and/or future claims of the DLL - regardless of grounds - against the said other jointly and severally liable co-debtors in the sense that the jointly and severally liable Co-signatory shall not enforce a claim on the grounds of recourse and/or subrogation so long as the DLL has not been paid in full.

*           the Co-signatory hereby pledges to the DLL, which accepts the pledge, or undertakes to pledge to the DLL or authorizes the DLL to pledge to itself the previously mentioned subordinated claims on the grounds of recourse and/or subrogation, as extra security for the payment of all claims that the DLL has or may come to have against the Co-signatory, regardless of the grounds.

*           in the event that the aforesaid pledge is no longer in effect, the Co-signatory hereby surrenders any present and/or future claims on the grounds of recourse and/or subrogation against the other jointly and severally liable co-debtors.

Final Provisions

23.        Client shall be obliged to inform DLL of any change of address within three days.

24.            Client shall be liable for all costs incurred by DLL in the execution and enforcement of its rights, such as judicial and extrajudicial costs of recovery.

25.            This agreement shall be subject to the provisions of Dutch law. Any disputes shall be submitted to the court with jurisdiction in the place where DLL is established, on the understanding that DLL shall be entitled to submit the dispute to the court that would have jurisdiction in the dispute in the absence of the previous stipulation.